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                           COMMUNICATIONS CENTRAL INC.                EXHIBIT 11
                       COMPUTATION RE EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          NINE MONTHS ENDED
                                                                               MARCH 31,
                                                                       1996                 1995
                                                                ----------------       ------------
   PRIMARY AND FULLY DILUTED:
   Weighted average Common Stock
   outstanding during the period                                        6,055              5,608

   Net effect of diluted stock options & warrants
   based on treasury stock method and securities
   converted into or exercised for common stock
   upon consummation of initial public offering                           --                 455
                                                                ---------------        ------------

   Total                                                                6,055              6,063
                                                                ===============        ============

   Net income (loss) available for Common Stock
   and Common Stock equivalents                                    $  (17,632)          $  2,534

                                                                ===============        ============

   Net income (loss) per share                                     $    (2.91)          $   0.42
                                                                ===============        ============

   Net income per share available for Common Stock
   and Common Stock Equivalents                                    $    (2.91)          $   0.46
                                                                ===============        ============
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